Exhibit 21
UNITED STATES STEEL CORPORATION
SUBSIDIARIES AND JOINT VENTURES AS OF DECEMBER 31, 2021

Company Name	Jurisdiction
Chisholm Coal LLC	Kentucky
Chrome Deposit Corporation	Indiana
Compagnie de Gestion de Mifergui- Nimba, LTEE	Delaware
Cygnus Mines Limited	Canada
Double G Coatings, Inc.	Delaware
Double G Coatings Company, L.P.	Delaware
Essex Minerals Company	New Jersey
Fairfield Primary Operations, LLC	Texas
GCW/USS Energy, LLC	Illinois
Grant Assurance Corporation	Vermont
Kanawha Coal LLC	West Virginia
Oilfield Technologies, Inc.	Delaware
Orinoco Mining Company	Delaware
Perdido Land Development Co., Inc.	Delaware
USS-UPI, LLC	Delaware
Pitcal Pipe, LLC	Delaware
Preserve Village Developers, LLC	Delaware
Stelco Holding Company	Delaware
Ontario Coal Company	Delaware
Ontario Eveleth Company	Minnesota
Ontario Hibbing Company	Minnesota
Hibbing Development Company	Minnesota
Hibbing Taconite Company	Minnesota
Stelco Coal Company	Pennsylvania
Stelco Erie Corporation	Delaware
Ontario Tilden Company	Michigan
Swan Point Yacht & Country Club, Inc.	Delaware
Timber Wolf Land, LLC	Delaware
Warrior & Gulf Navigation LLC	Alabama
U. S. Steel China, LLC	Delaware
U. S. Steel Holdco LLC	Delaware
Big River Steel Holdings LLC	Delaware
BRS Intermediate Holdings LLC	Delaware
Big River Steel LLC	Delaware
BRS Finance Corp	Delaware
Exploratory Ventures, LLC	Delaware
BRS Stock Holdco LLC	Delaware
Big River Steel Corp	Delaware
U. S. Steel Blocker LLC	Delaware
U. S. Steel Holdings, Inc.	Delaware
U. S. Steel Global Holdings I B.V.	Netherlands
U. S. Steel Global Holdings VI B.V.	Netherlands
U. S. Steel Košice, s.r.o. (USSK)	Slovakia
U. S. Steel Obalservis s.r.o.	Slovakia
Ferroenergy s.r.o.	Slovakia
Tubular s.r.o	Slovakia
U. S. Steel Košice – Labortest, s.r.o.	Slovakia
U. S. Steel Europe – Bohemia s.r.o. v likvidaci	Czech Republic
U. S. Steel Europe - France S.A.	France

UNITED STATES STEEL CORPORATION
SUBSIDIARIES AND JOINT VENTURES AS OF DECEMBER 31, 2021

U.S. Steel Košice - SBS, s.r.o.	Slovakia
U. S. Steel Europe - Germany GmbH	Germany
U. S. Steel Global Holdings II, B.V.	Netherlands
U. S. Steel Canada Limited Partnership	Canada
U. S. Steel Holdings IV, Inc.	Delaware
U. S. Steel International of Canada, LTD.	Delaware
U. S. Steel LRD Canada North Inc.	Canada
U. S. Steel Mining Company, LLC	Alabama
U. S. Steel Timber Company, LLC	Alabama
U. S. Steel Tubular Products, LLC	Delaware
Lone Star Steel Holdings, Inc.	Delaware
Lone Star Steel Holdings II, Inc.	Oklahoma
U. S. Steel Tubular Products Middle East DMCC	Dubai, UAE
U. S. Steel Oilwell Services, LLC	Delaware
Patriot Premium Threading Services, LLC	Delaware
USS Construction Products, LLC	Delaware
U. S. Steel Tubular Products Canada ULC	Canada
U.S. Steel Produtos Tubulares do Brasil Ldta.	Brazil
Zinklahoma, Inc.	Delaware
U. S. Steel Tubular Products Holdings, LLC	Texas
U. S. Steel Seamless Tubular Operations, LLC	Texas
Star Brazil US, LLC 2	Texas
Star Brazil US, LLC 1	Texas
Lone Star Brazil Holdings 1 Ltda.	Brazil
UEC Technologies, LLC	Pennsylvania
USX Engineers and Consultants	Delaware
UEC Sail Information Technology, LTD.	India
United States Steel International, Inc.	New Jersey
United States Steel Export Company de Mexico, S.R.L. de C.V.	Mexico
United States Steel International de Mexico, S.R.L. de C. V.	Mexico
USS Galvanizing, Inc.	Delaware
PRO-TEC Coating Company, LLC	Delaware
PRO-TEC Coating Company, Inc.	Ohio
USS International Services, LLC	Delaware
USS Lakeside, LLC	Delaware
Chicago Lakeside Development, LLC	Delaware
CLD Parcel 14 LLC	Delaware
CLD Adjoining Residential Parcels LLC	Delaware
USS Oilwell Supply Co., LTD.	Delaware
USS Oilwell Tubular, Inc.	Delaware
USS Portfolio Delaware, Inc.	Delaware
USS WSP, LLC	Delaware
Worthington Specialty Processing	Michigan
ProCoil Company, LLC	Delaware
Worthington Taylor, LLC	Michigan
USX International Sales Company, Inc.	Barbados